UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 7, 2022

Asbury Automotive Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-31262		01-0609375
(Commission File Number)		(IRS Employer Identification No.)

2905 Premiere Parkway NW Suite 300
Duluth,	GA	30097
(Address of principal executive offices)		(Zip Code)

(770) 418-8200
(Registrant's telephone number, including area code)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Trading
Title of each class	Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	ABG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Asbury Automotive Group, Inc. (the "Company") announced that Nathan Briesemeister, age 50, has been appointed to serve as Vice President, Chief Accounting Officer & Controller of the Company, effective November 7, 2022. Mr. Briesemeister joins the Company from Global Payments Inc. (“GPN”), a NYSE-listed Fortune 500 multinational financial technology company, that provides payment technology and services to merchants, issuers and consumers, where he served as Senior Vice President and Corporate Controller since March 2020. Prior to that, Mr. Briesemeister served as Vice President, Finance & Accounting of Total System Services, Inc. (“TSYS”), a financial technology company, from October 2017 until it was acquired by GPN in September 2019. Mr. Briesemeister began his career at PricewaterhouseCoopers LLP in 1994 as a staff accountant and served in various positions of increasing responsibility, including as a partner from July 2007 to June 2017. Mr. Briesemeister received his Bachelor of Business Administration in Accounting from Oglethorpe University and is a Certified Public Accountant in the State of Georgia.

Mr. Briesemeister has entered into a letter agreement with the Company in connection with his appointment (the “Letter Agreement”). Pursuant to the terms thereof, Mr. Briesemeister will be entitled to receive an annual base salary of $325,000 and will be eligible for a target annual cash bonus under the Company's annual cash incentive plan equal to 50% of his base salary pro-rated for 2022. The Company also will grant Mr. Briesemeister an award of restricted share units valued at $150,000 upon the commencement of his employment, which will vest ratably over 3 years. Mr. Briesemeister also will receive a sign-on bonus in the amount of $100,000, a relocation allowance of $25,000 and an automobile allowance of $800 per month on terms set forth in the Letter Agreement. Mr. Briesemeister also will receive a severance pay agreement providing base salary continuation for one year and a pro-rated bonus for the portion of the year he served in the event, within two years following a change in control, he is terminated without “cause” or resigns due to the occurrence of certain events as provided therein.

Mr. Briesemeister will enter into the Company’s standard indemnification agreement, which will be identical in all material respects to the Company’s form of Indemnification Agreement, filed with the SEC on April 30, 2010 as Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

The foregoing description of the Letter Agreement is qualified in its entirety by reference to the Letter Agreement, a copy of which is attached hereto as Exhibit 10.1. A copy of the press release announcing the appointment of Mr. Briesemeister as Vice President, Chief Accounting Officer & Controller of the Company is attached hereto as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

The following exhibits are furnished as part of this report.

Exhibit No.	Description

10.1	Letter Agreement between Asbury Automotive Group, Inc. and Nathan Briesemeister, dated as of October 10, 2022.

99.1	Press Release of Asbury Automotive Group, Inc., dated November 7, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: November 7, 2022	By:	/s/ George A Villasana
	Name:	George A. Villasana
	Title:	Senior Vice President, Chief Legal Officer & Secretary